Exhibit 99.1


         Digital Recorders, Inc. Appoints William F. Fay Jr.
           as VP and General Manager of TwinVision na, Inc.

    DALLAS--(BUSINESS WIRE)--Aug. 9, 2005--Digital Recorders, Inc.
(DRI) (Nasdaq:TBUS), a market leader in transportation, law enforcement, and security digital communications systems, announced today that William (Bill) F. Fay Jr. was named Vice President and General Manger of the Company's TwinVision na, Inc. business unit in Research Triangle Park, N.C., effective Aug. 1, 2005.
    "Bill has a successful track record working with transit bus vehicle original equipment manufacturers (OEMs) and the end operating user; this is at the heart of our core client base. He not only knows the transit bus vehicle OEMs, but he knows and understands the customers using TwinVision(R) products because they are the same customers he has been selling transit bus vehicles to for more than 15 years. Suffice it to say, Bill knows our market," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said.

    About William F. Fay Jr.

    Mr. Fay has more than 15 years' transit-industry experience, including extensive experience working directly with transit and school bus original equipment manufacturers and their customers.
    Prior to joining the Company, Mr. Fay was Regional Sales Manager at Eldorado National in Macon, Ga., and Riverside, Calif. While there, he served as liaison between the factory and distributors, and assisted in all aspects of sales, including the development and execution of sales strategies for factory-direct products and targeted niche markets.
    From 1993 to 2004, Mr. Fay worked in various sales and marketing management positions with Blue Bird Corporation in Fort Valley, Ga., Scottsdale, Ariz., and Chelmsford, Mass.
    From 1986 to 1993, Mr. Fay worked in various management positions at Commonwealth Thomas, Inc. in Milford, N.H., where he was responsible for the coordination of all aspects of school and commercial product lines.
    A 1986 graduate of the University of Lowell in Lowell, Mass., Mr. Fay earned a bachelor's degree in Mechanical Engineering with emphasis on design and material management.

    About the Company

    Digital Recorders, Inc. is a market leader in transportation, law enforcement, and security digital communications systems using proprietary hardware and software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transportation communications products -- TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Internet-based passenger information systems, and computer-aided dispatch/automatic vehicle locating and monitoring systems -- enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and noise cancellation equipment, help law-enforcement agencies around the globe arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    Forward-Looking Statements

    This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties set forth in our Annual Report on 10-K filed April 1, 2005, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

MULTIMEDIA AVAILABLE:
http://www.businesswire.com/cgi-bin/mmg.cgi?eid=4949485

    CONTACT: Digital Recorders, Inc., Dallas
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             E-Mail: veronicam@digrec.com